Exhibit 23.2

Consent of Deloitte & Touche LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 5, 2024 relating to the financial statements of Axogen, Inc. and the effectiveness of Axogen, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Axogen, Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida

March 6, 2024